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                                                                   Exhibit 10.30


                                   SUB-LEASE

     This Sub-Lease Agreement is made the ____ day of February, 2003 by and between CART, Inc., of 5350 Lakeview Parkway South Drive, Indianapolis, IN 46268 ("CART") and _______________ of ______________________________ ("TEAM").

     WHEREAS, CART has entered into an agreement with Ford Motor Company ("Ford") to provide three (3) leased cars ("Cars") to the Team; and

     WHEREAS, CART is the lessee under a lease with Ford for said Cars; and

     WHEREAS Team is willing to Sub-Lease from CART the Cars in order to have use of the Cars for up to a two (2) year period of time.

     For and in consideration of the mutual covenants and promises hereinafter set forth, the parties hereto agree as follows:

     1. CART agrees to lease the Cars identified on Schedule A, attached hereto, from Ford and Sub-Lease to the Team pursuant to the terms of this Agreement.

     2. The Team will be sub-leasing the cars under the terms of this Agreement and under the terms of the Base lease agreement between CART and Ford ("Base Lease"), a copy of which is attached. Team is required to perform all of the duties and obligations required under the Base lease agreement, including but not limited to securing insurance and performing maintenance obligations.

     3. Team will be required to provide the insurance necessary under the base Lease, and shall include CART as an additional insured under said insurance policies.

     4. Team agrees to indemnify, defend and hold harmless CART, its parent, subsidiaries, affiliate companies and respective officers, directors, employees and authorized agents, from and against any and all expenses, damages, claims, suits, actions, judgments and costs, including reasonable attorneys' fees, arising out of or in connection with the use by Team of the Cars that are the subject of this Sub-Lease. Said indemnity and hold harmless provisions shall apply even if CART is claimed to have been or proven to have been negligent. It is the intent of this Agreement that CART shall have no liability, whatsoever for Team's use of the Cars.

     5. In the event Team fails to enter a racecar in any CART Event for the 2003 or 2004 Season, Team must immediately return the Cars to CART. By December 31, 2003, if Team has not filed with CART its intention to run in 2004, Team must immediately return the Cars to CART.


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     6. Consideration for this Sub-Lease is One ($1.00) Dollar, paid by Team to
        CART, receipt of which is hereby acknowledged.

     7. The term of this Sub-Lease shall run concurrent with the Base lease and will be terminated at the same time the Base lease is terminated with regard to the Cars sub-leased hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the duly authorized representatives on the date first written above.


CART, Inc.                               TEAM

By:____________________________________  By:____________________________________

Its:___________________________________  Its:___________________________________

Date:__________________________________  Date:__________________________________